EXHIBIT 32.1

I, Melvin C. Payne, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act, that: the Annual Report on Form 10-K of Carriage Services, Inc. for the year ended December 31, 2003 ("Form 10-K") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Carriage Services, Inc.

March 26, 2004	/s/ MELVIN C. PAYNE Melvin C. Payne Chairman of the Board, President and Chief Executive Officer